CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement
No. 333-76940 of Nam Tai Electronics, Inc. on Form S-8 and on Registration Statement No. 333-58468 of Nam Tai Electronics, Inc. on Form F-3, of our report dated March 4, 2005 appearing in the annual report on Form 20-F of Nam Tai Electronics, Inc. for the year ended December 31, 2004.

/s/ Deloitte Touche Tohmatsu
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Hong Kong
March 14, 2005